As filed with the Securities and Exchange Commission on December 2, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under
The Securities Act of 1933

TECHNIP

(Exact name of registrant as specified in its charter)

The Republic of France (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification Number)

Attn. Mr. Daniel Valot
Technip
92973 Paris La Défense Cedex — France
Paris, France
(Address of principal executive offices)

Technip Capital 2003 — Section 423 Stock Purchase Plan
(Full title of the plan)

Mr. Arnaud Pagnard
Technip Offshore Inc.
11700 Old Katy Road, Suite 150
Houston, Texas 77079
(281) 249-1911
(Name, address and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Securities	Amount to be	Maximum Offering	Maximum Aggregate	Amount of
to be Registered	Registered	Price Per Share(1)	Offering Price	Registration Fee

Ordinary Shares	80,000	$104.50 (2)	$8,360,000	$676.32 (2)

(1)	The proposed maximum offering price per Share in Euros, calculated pursuant to Rule 457(c) is based on the average of the high and low price of a Technip Share on the Euronext Paris Stock Exchange on November 27, 2003, and was converted into U.S. Dollars at an exchange rate of USD$1.1902 per Euro published on November 27, 2003 by Bloomberg.

(2)	Rounded up to the nearest penny.

PART I
PART II
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
BYLAWS
EXTRACT OF SHAREHOLDERS RESOLUTIONS
OPINION OF PATRICK PICARD
CONSENT OF BARBIER FRINAULT & AUTRES
CONSENT OF ERNST & YOUNG

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 424 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following information shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents:

(a)	The Annual Report on Form 20-F of Technip for the Fiscal Year ended December 31, 2002 (File No. 001-15234).

(b)	Current Reports of Technip on Form 6-K furnished to the Securities and Exchange Commission (the “Commission”) on:

•	February 28, 2003

•	April 8, 2003

•	May 27, 2003

•	July 15, 2003

•	September 11, 2003

•	November 21, 2003

(c)	All other reports filed or furnished by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2002.

     To the extent designated therein, certain Current Reports of Technip on Form 6-K, and all other documents filed by Technip pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

     Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any document filed with or furnished to the Commission subsequently to that document and incorporated herein by reference or in any other document filed subsequent to the date of this Registration Statement which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Technip maintains liability insurance for its directors and officers, including insurance against liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     See Exhibit Index.

Item 9. Undertakings

     The undersigned Registrant hereby undertakes:

(a)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, on November 28, 2003.

TECHNIP

By :	/s/ Daniel Valot Daniel Valot Chairman and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel Valot, as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this registration statement, supplements to this registration statement and any registration statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933 relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Valot Daniel Valot	Chairman and Chief Executive Officer	November 28, 2003

/s/ Olivier Dubois Olivier Dubois	Chief Financial Officer	November 28, 2003

/s/ Anne Bremond Anne Bremond	Chief Accounting Officer	November 28, 2003

/s/ Olivier Appert Olivier Appert	Member of the Board of Directors	November 28, 2003

Signature	Title	Date

/s/ Roger Cairns Roger Cairns	Member of the Board of Directors	November 28, 2003

/s/ Miguel Caparros Miguel Caparros	Member of the Board of Directors	November 28, 2003

/s/ Jacques Deyirmendjian Jacques Deyirmendjian	Member of the Board of Directors	November 28, 2003

/s/ Daniel Lebegue Daniel Lebegue	Member of the Board of Directors	November 28, 2003

/s/ Rolf E. Rolfsen Rolf E. Rolfsen	Member of the Board of Directors	November 28, 2003

/s/ Pierre Vaillaud Pierre Vaillaud	Member of the Board of Directors	November 28, 2003

Signature	Title	Date

/s/ Arnaud Pagnard Arnaud Pagnard	Authorized Representative in the United States	November 28, 2003

EXHIBIT INDEX

Exhibit No.	Description

4.1	Bylaws (Statuts) of Technip, as amended

4.2	Extract of Shareholders Resolutions of July 11,2003, approving the Technip Capital 2003 Employee Share Plan

5.1	Opinion of Patrick Picard regarding the validity of the securities being registered

23.1	Consent of Barbier Frinault & Autres — Ernst & Young

23.2	Consent of Ernst & Young

24.1	Power of Attorney (included on the signature pages hereto)